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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Analysts International Corp.
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ANALYSTS INTERNATIONAL

2006

Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

3601 West 76th Street
Edina MN 55435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ANALYSTS INTERNATIONAL CORPORATION

Notice is hereby given to the holders of the shares of Common Stock of Analysts International Corporation that the Annual Meeting of Shareholders of the Company will be held at the Edina Country Club, 5100 Wooddale Avenue, Edina, MN 55424 on Thursday, May 25, 2006 at 3:00 p.m. Central Daylight Time, to consider and act upon the following matters:

  1.
  To elect seven members to the Board of Directors.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm to examine the Company's accounts for the year ending December 30, 2006.

  3.
  To approve an increase in shares available under the Analysts International Corp. 2004 Equity Incentive Plan from 1,000,000 to 2,000,000.

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 31, 2006 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

                      By the Order of the Board of Directors

                      Colleen M. Davenport
                       Secretary

April 14, 2006
Edina, Minnesota
(approximate date of mailing)

3601 West 76th Street
Edina, MN 55435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Outstanding Shares and Voting Rights

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form, for use at the 2006 Annual Meeting of Shareholders of the Company on May 25, 2006, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof. Shares will be voted in the manner directed by the shareholders through their proxies, Internet voting or telephone voting. As of the record date, March 31, 2006, there were 25,078,730 shares of common stock outstanding and entitled to be voted. Each share is entitled to one vote. Cumulative voting is not permitted.

Proxy cards that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a previously submitted proxy should be sent to Analysts International Corporation, 3601 West 76th Street, Edina, Minnesota 55435, Attention: Colleen M. Davenport, Secretary.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted, including any shares held for those who own shares of common stock through the Analysts International Savings and Investment Plan.

The enclosed proxy card also serves as a voting instruction to the Trustee of the Analysts International Savings and Investment Plan for shares held in the Plan as of the record date, provided that instructions are furnished over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 25, 2006, or that the card is signed, returned, and received by the Trustee no later than May 24, 2006. If instructions are not received over the Internet or by telephone by 1:00 a.m. Central Daylight Time on May 25, 2006, or if the signed proxy card is not returned and received by May 24, 2006, the shares in the Plan will be voted by the Trustee in proportion to the shares for which the Trustee receives timely voting instructions.

Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. The affirmative vote of a majority of the common shares voting at the meeting is required for the ratification of the appointment of auditors.

All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. Abstentions and broker non-votes will not affect the three proposals to be acted upon at the meeting.

Solicitation of Proxies

Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $6,000 plus out-of-pocket expenses.

CORPORATE GOVERNANCE

The business affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. The corporate governance practices that the Company follows are summarized below.

Board Independence, Codes of Ethics and Independent Committees

Majority Independent Board/Executive Sessions

The Company's Board of Directors is comprised of a total of eight members. Seven of the members are "independent" as defined by the rules and regulations of Nasdaq and the Securities and Exchange Commission. Six of the nominees proposed for election herein are "independent" as defined by the rules and regulations of Nasdaq and the Securities and Exchange Commission.

The current independent directors are: Brigid A. Bonner, Willard W. Brittain, Krzysztof K. Burhardt, Michael B. Esstman, Margaret A. Loftus, Edward M. Mahoney and Robb L. Prince. The

independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings, but in no event less than two times per year, with Mr. Mahoney acting as the convening director. Current director Michael J. LaVelle is precluded from being considered independent since he is or was within the last three years an executive officer of the Company.

Codes of Ethics

The Board of Directors has adopted a Code of Ethical Business Conduct that applies to all employees of the Company and a Code of Ethics for Senior Financial Executives (collectively "Codes of Ethics"). The Codes of Ethics are publicly available free of charge in the Investor Relations section of the Company's website at www.analysts.com. If any substantive amendments to the Codes of Ethics are made or a waiver granted to the Company's executive officers, including any implicit waiver from a provision of the Codes of Ethics, the Company will disclose the nature of such amendments or waiver on the Company's website at www.analysts.com or in a report on Form 8-K.

Board Committees

The three standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nomination/Governance Committee.

  Audit Committee

The members of the Audit Committee, all of whom are non-employee directors, are: Edward M. Mahoney (Chair), Willard W. Brittain, Michael B. Esstman and Robb L. Prince. All of the members of the Audit Committee are "independent" as defined by the rules and regulations of Nasdaq and the Securities and Exchange Commission. The Committee held three meetings during the past fiscal year, and Committee members consulted with one another on Committee matters between meetings. The Committee's purpose is to oversee the majority of the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities.

  Audit Committee Duties and Responsibilities

The Committee's responsibilities include: i) appointment, retention and compensation of the Company's independent registered public accounting firm; ii) review and approval of the scope of the annual audit as proposed by the independent registered public accounting firm; iii) review of the results of the annual audit and quarterly reviews conducted by the independent registered public accounting firm; iv) review and pre-approval of non-audit services to be rendered by the Company's independent registered public accounting firm; v) maintaining a system for anonymous reporting of accounting irregularities; and vi) considering recommendations of the independent registered public accounting firm regarding the Company's system of internal accounting controls and financial reporting.

The Committee's responsibilities also include conducting executive sessions with the external auditors, management, Chief Financial Officer and internal audit staff as necessary, reviewing the performance of the external auditors and discharging them if necessary. The Company's independent registered public accounting firm always has direct access to Audit Committee members. The Committee is required to prepare and present an annual report to the Board as called for in the Committee's Charter. This Proxy Statement provides further information about the Audit Committee under the caption "Report of the Audit Committee."

The Audit Committee Charter, previously adopted and amended by the Company's Board of Directors, further describes the role of the Audit Committee in overseeing the Company's financial reporting process. The Charter is attached to the 2004 Proxy Statement as Appendix A and is available free of charge in the Investor Relations section of the Company's website.

  Audit Committee Financial Expert

The Board of Directors has determined that Robb L. Prince is an "audit committee financial expert" as defined by the Securities and Exchange Commission. He served as Vice President and Treasurer of Jostens, Inc. from 1982 to 1995, during which time Jostens was publicly traded on the New York Stock Exchange. Mr. Prince also served as a member of the Audit Committee of the Fortis Companies, a New York Stock Exchange Company, for approximately ten years. For approximately three of those years, he served as chair of the Fortis Companies' audit committee.

The Board based its determination on the following factors. As Vice President and Treasurer at Jostens, Mr. Prince was responsible for Jostens' accounting function for approximately seven years and the company's internal audit function for approximately three years. His responsibilities in overseeing the accounting and internal audit functions required an understanding of generally accepted accounting principles and financial statements and the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves.

Mr. Prince's duties at Jostens also required him to analyze and evaluate financial statements and to supervise one or more people in the preparation, audit, analysis or evaluation of financial statements. The Board of Directors also has concluded that the complexity of the accounting issues raised by Mr. Prince's duties at Jostens presented a breadth and level of complexity of accounting issues generally comparable to those raised by Analysts International's financial statements. In overseeing the internal audit function at Jostens, Mr. Prince gained an understanding of internal controls and procedures for financial reporting. Finally, Mr. Prince's lengthy service on the audit committee at Fortis Companies, and his tenure as chair of the committee, provided him with experience and an understanding of audit committee functions.

  Compensation Committee

The members of the Compensation Committee are: Margaret A. Loftus (Chair), Willard W. Brittain, Krzysztof K. Burhardt and Edward M. Mahoney. All of the Committee members are independent directors. The Committee held four meetings and took action on stock option grants at regular board meetings. The Committee took two actions without meeting during the fiscal year. Committee members also consulted with one another on Committee matters during the year. The Committee's purpose is to monitor management compensation for consistency with corporate objectives and shareholders' interests. It approves the annual salaries and incentive plans for executive officers, monitors and administers retirement plans for executive officers, grants options under the Company's employee stock plans, and oversees and monitors compensation plans for other key management positions.

  Nomination/Governance Committee

The Nomination/Governance Committee is comprised of four non-employee directors who are "independent" as defined under the rules and regulations of Nasdaq and the Securities and Exchange Commission. The current members of the Committee are Krzysztof K. Burhardt (Chair), Michael B. Esstman, Margaret Loftus and Robb L. Prince. The Committee held four meetings during the fiscal year and took one action without meeting during the fiscal year. Committee members consulted with one another on Committee matters throughout the year.

  Nomination/Governance Committee Duties and Responsibilities

The Committee is responsible for: i) developing, reviewing and revising the Company's corporate governance standards, and codes of conduct; ii) policies and processes for evaluation of all Board members and the chairperson, election or reelection of Board members and succession planning; iii) reviewing the skills composition of the Board and making recommendations based thereon; and iv) overseeing organization, membership and evaluation of Board committee members. In addition, the Committee also meets as necessary to consider the nomination and screening of the Board candidates and the performance of Board members.

A copy of the Nomination/Governance Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of Committee, is attached to the 2004 Proxy Statement as Appendix B and is available free of charge in the Investor Relations section of the Company's website.

  Policies Concerning Nomination Process

The Nomination/Governance Committee believes that candidates for directors should have certain minimum qualifications, including possessing the ability to read and understand basic financial statements; being under 72 years of age (except those directors already serving on the Board prior to December 13, 2002); having experience with the Company's business and industry or experience in general business practices; having high moral character and mature judgment; being able to work collegially with others; and not currently serving on more than four Boards of public companies. The Nomination/Governance Committee reserves the right to modify these minimum qualifications from time to time.

The Nomination/Governance Committee will consider candidates for nomination as a candidate recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following factors: i) the appropriate size and the diversity of the Company's Board of Directors; ii) the needs of the Board with respect to the particular talents and experience of its directors; iii) the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; iv) familiarity with domestic and international business matters; v) experience with accounting rules and practices; vi) appreciation of the relationship between the Company's business and changes in the Company's industry and business in general; and viii) the desire to balance the considerable benefit of board continuity with the periodic injection of the fresh perspective provided by new members.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the person being recommended, the shareholder should include the recommended person's name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, the number of shares beneficially owned by the recommended person, whether such person can read and understand basic financial statements, and board membership, if any.

The Nomination/Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Analysts International Corporation
ATTN: Corporate Secretary
3601 West 76th Street
Edina, MN 55435

Communications with the Board

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Corporate Secretary, Analysts International Corporation, 3601 West 76th Street, Edina, MN 55435. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

Board Meetings and Fees

During the past fiscal year, the Board of Directors held six regular meetings and one special meeting. The Board of Directors took 4 actions without meeting during the fiscal year. Collectively, the incumbent directors attended at least 97% of the aggregate of all meetings of the Board of Directors and of the committees, if any, upon which such director served, during the period for which such person has been a director or committee member.

Non-employee directors each receive a quarterly fee of $5,000 and fees of $1,000 for each Board of Directors meeting attended. Committee Chairs receive $1,500 for each committee meeting attended, and committee members receive $1,000 for each committee meeting attended. Pursuant to the 2004 Equity Incentive Plan, the non-employee directors received nonqualified options to purchase 8,000 shares of common stock of the Company on January 3, 2006, at an exercise price of $2.43 per share. The exercise price of the options is the fair market value of Analysts International common stock on the date of grant. Each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the Plan) or death of a non-employee director, all options granted to such director are immediately exercisable. The non-employee directors also received 1,000 shares of restricted stock from the 2004 Equity Incentive Plan on January 3, 2006.

Attendance at Annual Shareholders Meeting

The Company expects directors to attend the Annual Shareholders Meeting. The Company has adopted a formal policy that all directors attend the Annual Meeting. The policy also provides that, in the event that a director is unable to attend the Annual Meeting, the director must send a written notice at least ten (10) days prior to such meeting, or as soon as practicable in the event of sudden or emergent circumstances. All of our Board members attended the 2005 Annual Shareholders Meeting.

PROPOSAL NUMBER ONE

Election of Directors

Nominees

The Bylaws of the Company provide that Board of Directors shall consist of seven or more directors. The Nomination/Governance Committee recommended to the Board the following persons to be elected as directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below.

Brigid A. Bonner,  45,
is Senior Vice President, Strategy and Planning for Specialized Health Solutions, an operating group within the Specialized Care Division of United Health Group ("UHG"), where she has been employed since January 2003. Previously she was Senior Vice President and CIO of UHG's Specialized Care Services Business Unit and, prior to that, she led United Health Technologies, UHG's corporate shared infrastructure services technology division, responsible for enterprise IT planning and architecture. Prior to joining UHG, Ms. Bonner was Chief Marketing Officer at SimonDelivers.com, an online home grocery delivery company, from 2000 until late 2002. She was appointed to the Board effective April 11, 2006.

Willard W. Brittain,  58,
is the Chairman and Chief Executive Officer of Professional Resources on Demand (PREOD), a flexible staffing and executive search company. Prior to joining PREOD in October 2002, he was the Chief Operating Officer of PricewaterhouseCoopers LLP and PwC Consulting from 1995-2000 and from 2000-2002, respectively. Mr. Brittain is also a director of Perini Corporation and is on the Boards of Directors of the National Urban League and the New York City YMCA. He has been a director since April 2005. He is a member of the Audit and Compensation Committees.

Krzysztof K. Burhardt,  63,
is a Partner at Clotho & Associates, a firm specializing in the identification of technical and business ventures. Prior to joining Clotho & Associates, Mr. Burhardt was Vice President Technology at Honeywell International from June 1999 to August 2000 and Vice President, Honeywell Technology Center at Honeywell, Inc. from May 1998 to June 1999. From 1995 to 1998, he was Vice President and Chief Technology Officer at Imation Corporation. He has been a director since 2002. He is the Chair of the Nomination/Governance Committee and a member of the Compensation Committee.

Michael B. Esstman,  59,
is general partner of Esstman Investments, Ltd., retired Senior Vice President, GTE International Telecom Services, GTE Corporation. Prior to serving as Senior Vice President at GTE, Mr. Esstman was Executive Vice President, Customer Segments, GTE Domestic Telephone Operations from 1995 to 1997. He has been a director since 2002. He is a member of the Audit and Nomination/Governance Committees.

Michael J. LaVelle,  66,
is the Chairman of the Board. Mr. LaVelle previously served as the Company's Chairman and Chief Executive Officer from June 2004 until December 31, 2005 and served as President and Chief Executive Officer from 2002 until June 2004. He commenced employment with the Company in 1989 and served the Company in various management capacities including Southern Region Vice President, Senior Vice President of Operations and President and Chief Operating Officer prior to 2002. He remains employed as a part-time consultant with the Company until June 2006. He has been a director since 2000.

Margaret A. Loftus,  61,
is a principal in Loftus Brown-Wescott, Inc., business consultants, and also served as Vice President-Software for Cray Research, Inc. She is a director of Datalink Corporation and is Board Chair of Unimax Systems Corporation. Ms. Loftus has been an Analysts International director since 1993. She is the Chair of the Compensation Committee and a member of the Nomination/Governance Committee.

Robb L. Prince,  64,
is a financial consultant and former Vice President and Treasurer of Jostens Inc., a school products and recognition company. He is also a former director of the eleven mutual fund companies managed by Fortis Advisers, Inc. and Fortis Securities, a closed-end securities fund. Mr. Prince became an Analysts International director in 1994. He is a member of the Nomination/Governance and Audit Committees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2005, the Company paid Piper Jaffray & Co. ("Piper Jaffray") approximately $73,000 for financial consulting and advisory services. Katie L. Norman, the daughter of board member Frederick W. Lang, received approximately $30,000 of the above amount for services rendered in connection with the transaction.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership by Principal Shareholders

The table below sets forth certain information, as of March 31, 2006, as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
		Percent of Class

Bank of America Corporation 100 North Tryon Street Floor 25, Bank of America Corporate Center Charlotte, NC 28255	2,297,300 (1)	9.26%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,531,079 (2)	6.17%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,600,000 (3)	6.4%

(1)
Bank of America Corporation, NB Holdings Corporation, Bank of America, N.A., Columbia Management Group, LLC and Columbia Management Advisors, LLC ("BOA," "NB," "BOANA," "CMG" and "CMA", respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13G Amendment dated February 8, 2006, BOA has shared voting power over 1,597,250 of the shares and shared dispositive power over 2,297,300 of the shares. NB has shared voting power over 1,597,250 of the shares and shared dispositive power over 2,297,300 of the shares. BOANA has sole voting power of 399,400 of the shares and sole dispositive power over 443,750 of the shares. BOANA has shared voting power over 1,192,850 of the shares and shared dispositive power over 1,853,550 of the shares. CMG has shared voting power over 1,597,250 of the shares and shared dispositive power over 1,853,550 of the shares. CMA has sole voting power over 1,197,850 of the shares and sole dispositive power over 1,853,550 of the shares.

(2)
As reported in its Schedule 13G dated February 6, 2006, Dimensional Fund Advisors Inc. has sole voting and dispositive power over all the shares as an investment advisor to four investment companies and as investment manager to certain other commingled group and separate accounts (the "Funds"); however, all shares are owned by the Funds.

(3)
As reported in its Schedule 13G dated February 3, 2006, Heartland Advisors, Inc., an investment advisor, has shared voting and dispositive power over the shares with William J. Nasgovitz.

Beneficial Ownership by Management

The table below sets forth certain information, as of March 31, 2006, regarding the beneficial ownership of the outstanding shares held by directors and director nominees, executive officers named in the Summary Compensation Table, and executive officers and directors as a group.

	Common Shares Owned(1)	Acquirable Within 60 Days(2)	Total Ownership
Name

Jeffrey P. Baker	484,058	-0-	484,058
John D. Bamberger	418,244	135,000	553,244
Brigid A. Bonner	-0-	-0-	-0-
Willard W. Brittain	2,000	-0-	-0-
Krzysztof K. Burhardt	3,000	20,000	23,000
Colleen M. Davenport	3,010	72,500	75,510
Michael B. Esstman(3)	9,000	20,000	29,000
Frederick W. Lang(3)	378,078	20,000	398,078
Michael J. LaVelle	159,271	192,674	351,945
Margaret A. Loftus(3)	8,085	56,000	64,085
Edward M. Mahoney(3)	34,051	56,000	90,051
Robb L. Prince(3)	12,475	56,000	68,475
David J. Steichen	-0-	75,000	75,000
All Directors and Executive Officers as a group (13 persons)			2,212,446(4)

(1)
Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above.

(2)
Shares that can be purchased by exercising options which were exercisable, or can be exercised within 60 days of, the record date.

(3)
Mr. Esstman's total includes 1,000 shares owned by the Esstman Investment Ltd. partnership and of which he is a 1% owner and his children are 99% owners. Mr. Lang's share total includes 28,500 shares owned by adult children and of which he disclaims beneficial ownership. Ms. Loftus' total includes 535 shares owned by an adult child and of which she disclaims beneficial ownership. Mr. Mahoney's total includes 14,000 shares owned by him as trustee and over which he has sole voting and investment power. Mr. Prince's total includes 10,475 shares owned by him as trustee over which he has sole voting and investment power.

(4)
Total ownership by management is approximately 8.8% of the outstanding shares. Messrs. Baker, LaVelle, Lang and Bamberger own 1.9%, 1.4%, 1.6% and 2.2%, respectively, of the outstanding shares of the Company. No other executive officer or director owns more than 1% of the total outstanding shares.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee, consisting of four non-employee directors, meets formally and consults informally during the year. A more complete description of the functions of the Compensation Committee is set forth above under the caption "Board Committees and Compensation."

Compensation Philosophy and Objectives.    The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to:

  •
  Provide compensation that enables the Company to attract and retain key executives.

  •
  Reward the achievement of desired Company performance goals.

  •
  Align the interest of the Company's executives to shareholder return through long-term opportunities for stock ownership.

The executive compensation program provides an overall level of compensation opportunity that the Compensation Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels that in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee from time to time utilizes industry compensation data provided by independent compensation-consulting firms or other publicly available resources.

Executive Compensation Program Components.    The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of deferred compensation, restricted stock awards and stock options. The particular elements of the compensation program are discussed more fully below.

Base Salary.    Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, salaries paid by other companies for comparable positions and personal and corporate development goals and the overall performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity.

Annual Cash Bonus Incentives.    The Compensation Committee emphasizes annual cash bonus incentives as a means of rewarding executives for significant Company and individual performance. The Compensation Committee establishes objective performance criteria for incentive compensation for each executive officer, taking into account business conditions and profit projections for the coming year. Incentive compensation for each executive officer is based on attainment of the performance criteria so established. Performance criteria for each of the past three fiscal years for Mr. LaVelle, Mr. Baker, Mr. Bamberger, Ms. Davenport and Mr. Steichen have been based on the Company's attainment of specified pre-tax profit objectives, except that in 2005 Mr. Steichen received a discretionary cash bonus of $16,000 for fiscal year 2004 performance.

The Compensation Committee believes that this incentive arrangement creates a direct relationship between the most important measure of Company performance—profit—and executive compensation.

Long-Term Incentives.    Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the common shares on date of grant and typically vest in installments of 25% per year beginning one year after grant. The value received by the executive from an option granted depends completely on increases in the market price of the Company's common shares over the option exercise price. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Compensation Committee based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals.

Stock Awards.    The Board believes that granting restricted stock awards is another effective means to promote future growth and development of the Company. Such awards increase a proprietary interest in the Company's success. Restricted stock awards are evidenced by a restricted stock agreement and may include a possibility of forfeiture.

Deferred Compensation.    The Company maintains a non-qualified deferred compensation plan referred to as the Special Executive Retirement plan (SERP) for executives whom the Compensation Committee determines should participate in the plan. Further information about this Plan can be found in the "Other Arrangements" section herein.

Tax Deductibility Considerations.    Deductibility of compensation paid to the Company's executive officers is limited to $1 million per executive, except for certain "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has been advised that compensation attributable to stock options granted under plans approved by shareholders will qualify as performance-based compensation. For 2005, compensation in the form of salary and cash bonus incentives will not exceed the limit and therefore will be fully deductible, and the Committee does not anticipate that compensation in these forms for any individual executive officer will exceed the deductibility limit in the foreseeable future. The Committee will take appropriate action regarding the deductibility of executive compensation at such future time as it deems necessary.

M.A. Loftus, Chair
W.W. Brittain
K.K. Burhardt
E.M. Mahoney

Members of the Compensation Committee

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and other executive officers of the Company for the years ended December 31, 2005, January 1, 2005, and January 3, 2004.

		Annual Compensation				Long Term Compensation
						Restricted Stock Awards ($)(1)	Number of Securities Underlying Options
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation ($)				All Other Compensation(2)
Michael J. LaVelle Chief Executive Officer(3)	2005 2004 2003	$404,575 364,657 375,433	$0 55,100 0		0 0 0	$0 386,000 0	0 0 0	$3,810 3,810 1,967
Jeffrey P. Baker(4) President	2005 2004	$386,761 201,554	$0 55,100	$ $	7,693(4) 136,533(4)	$0 557,800	100,000 300,000	$300 138
John D. Bamberger Executive Vice President	2005 2004 2003	$391,034 358,056 361,977	$0 55,100 0		0 0 0	0 0 0	0 0 0	$690 450 477
Colleen M. Davenport Secretary and General Counsel	2005 2004 2003	$214,416 205,894 203,750	$0 29,000 0		0 0 0	0 0 0	0 20,000 0	$300 300 213
David J. Steichen Chief Financial Officer and Treasurer	2005 2004 2003	$212,396 168,544 131,493	$0 45,000 0		0 0 0	0 0 0	0 40,000 10,000	$300 300 268

(1)
During 2004, Mr. LaVelle and Mr. Baker were issued restricted stock awards of 100,000 shares and 200,000 shares, respectively. As of December 31, 2005, Mr. LaVelle's award was valued at $400,000 and Mr. Baker's award was valued at $800,000 based on the Company's stock price as reported on NASDAQ on that date. Mr. LaVelle's award vests equally over three years and Mr. Baker's award vests equally over four years. Vested shares of restricted stock awards are entitled to receive dividends if declared by the Company; however, the Company's current debt agreement prohibits the payment of dividends.

(2)
Represents life insurance premiums paid for each executive officer.

(3)
Mr. LaVelle retired from his position as the Company's Chief Executive Officer as of December 31, 2005. He currently serves as Chairman of the Company's Board of Directors.

(4)
Mr. Baker joined Analysts International in June 2004 and was appointed the Company's Chief Executive Officer in January 2006. These amounts include perquisites used by Mr. Baker of $7,693 in fiscal 2005 and $66,688 in fiscal 2004 for the personal use of the Company's golf membership and dues, which membership is for 20 years, and $69,845 of relocation costs paid by the Company on Mr. Baker's behalf during 2004.

Options/SAR Grants During 2005 Fiscal Year

The following tables show certain information regarding stock options granted during fiscal 2005 to the Company's executive officers, the number of options exercised by them during the fiscal year and the number and value of options unexercised at fiscal year end. The Company has not granted stock appreciation rights in the past fiscal year and does not have any outstanding stock appreciation rights.

Aggregated Option Grants in Last Fiscal Year

					Potential Realizable Value(2)
Name	Number of Options Granted(1)	% of Total Options Granted In Fiscal Year	Exercise Price	Expiration Date	5%	10%
M.J. LaVelle	0	0%	N/A	N/A	$0	$0
J.P. Baker	100,000	25.58%	$3.79	6/20/2015	$238,351	$604,028
J.D. Bamberger	0	0%	N/A	N/A	$0	$0
C.M. Davenport	0	0%	N/A	N/A	$0	$0
D.J. Steichen	0	0%	N/A	N/A	$0	$0

(1)
All options were granted at an exercise price equal to the fair market value on the date of grant.

(2)
The dollar amounts under these columns are the result of calculations at 5% and 10% rates required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Value

			Unexercised Shares		Value of Unexercised In-The-Money Shares
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
M.J. LaVelle	0	$0	192,674	0	$0	$0
J.P. Baker	0	$0	0	400,000	$0	$0
J.D. Bamberger	0	$0	135,000	0	$0	$0
C.M. Davenport	0	$0	72,500	0	$0	$0
D.J. Steichen	0	$0	75,000	0	$0	$0

GRAND TOTAL:	0	$0	475,174	400,000	$0	$0

Other Arrangements

Employment Contracts.    Agreements with the Company's executive officers provide that, following a change in control, the Company will (i) continue their employment for 36 months without reduction in compensation (base salary or incentive) or benefits or (ii) provide them with a severance payment should their employment be terminated during the 36 months. The amount of the severance payment would be 2.99 times annualized compensation.

Mr. Baker's employment contract, amended in January 2006, provides for a specific term of five years beginning January 2, 2006 subject to earlier termination under certain circumstances. Mr. Baker receives an annual base salary of $400,000. Along with his base salary, Mr. Baker can earn a performance bonus which varies depending on the Company's profit performance. Additionally, Mr. Baker received options to purchase 100,000 shares of the Company's common stock on January 2, 2006 and 250,000 shares of restricted stock on January 3, 2006. Mr. Baker is eligible for continued participation in all of the Company's benefit, change of control and SERP plans.

Mr. Bamberger's employment contract, signed in conjunction with the April 2000 acquisition of SequoiaNET.com, provided for a specific term with an expiration date of April 23, 2004. The contract automatically renews for one-year periods thereafter unless terminated on sixty (60) days' prior written notice by either party. Neither party provided the other notice of termination of Mr. Bamberger's agreement prior to the 60-day automatic renewal of April 23, 2006.

Special Executive Retirement Plan.    The Company's executive officers are eligible for retirement benefits under the Company's unfunded deferred compensation plan for executives, referred to by the Company as the Special Executive Retirement Plan (hereinafter the "SERP"). The material terms of the SERP include flat rate employer contributions of fifteen percent of base pay for all participants, except for the Company's CEO, who will receive employer contributions of twenty percent of base pay. Employer contributions will be subject to a crediting rate equivalent to the 15-year treasury rate plus one to three percent. The SERP allows participant contributions of up to fifty percent of base pay and one hundred percent of incentive bonus, if any. Additionally, the SERP allows for discretionary employer contributions with separate vesting schedules if approved by the Company's Compensation Committee. The Compensation Committee has not approved any discretionary contributions by the Company. Participants will be allowed to choose between lump sum distributions or one hundred twenty months of payments and a date of distribution for employee and employer contributions, subject to the "one-year, five-year" rule and other deferred compensation rules issued by the Internal Revenue Service. Key employees are not allowed to take distributions for six months after separation from service. Hardship distributions from the SERP are not allowed, and deferral elections will be canceled following any participant's hardship distributions from his or her 401(k) account. The SERP provides that upon a change in control, a rabbi trust will be funded, and payments will be made if the SERP is subsequently terminated within twelve months of a change in control or due to a participant's right to take distribution upon a separation from service. The amounts of the unfunded deferred compensation account balance for Messrs. Baker, Bamberger and Steichen and Ms. Davenport under this plan were $47,000, $176,000, $46,000, and $130,000, respectively, at December 31, 2005.

PROPOSAL NUMBER TWO

Ratification of Appointment of Independent Registered Public Accounting Firm

Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the fiscal year ending December 30, 2006. Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Independent Registered Public Accounting Firm's Fees

The following fees were billed by Deloitte & Touche LLP for fiscal years 2005 and 2004:

	Deloitte & Touche LLP
	FY 2005	FY 2004

Audit Fees(1)	$507,279	$399,945
Audit-Related Fees(2)	120,678	61,000
Tax Fees(3)	16,300	30,070
All Other Fees(4)	0	0

TOTAL	$644,257	$491,015

(1)
Audit Fees are primarily for services including the audit of the Company's financial statements for the most recent fiscal year, the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q and a UK regulatory audit.

(2)
Audit-Related Fees are primarily for services in connection with employee benefit plan audits, accounting research, due diligence and assurance work related to mergers and acquisitions, and Sarbanes-Oxley Section 404 advisory services.

(3)
Tax Fees include fees for services provided in connection with tax consulting and tax return review services.

(4)
The Company paid no Other Fees to Deloitte & Touche.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP's independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP's independence.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of all audit and non audit-related services. This policy also prohibits the purchase of the non-audit services prohibited by the rules and regulations of the SEC.

Report of the Audit Committee

The role of the Audit Committee is to oversee the Company's financial reporting process. Management is responsible for the Company's financial statements and reporting process, including the Company's systems of internal controls. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. A copy of the Audit Committee Charter, which has been adopted by the Company's Board of Directors and further describes the role of the Audit Committee in overseeing the Company's financial reporting process, is attached to the 2004 Proxy Statement as Appendix A and is available on the Company's Investor Relations page of its website.

In performing its functions, the Audit Committee reports that:

  •
  The Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting;

  •
  The Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report, management's representations regarding the financial statements and the Company's internal controls;

  •
  The Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU § 380), as modified or supplemented;

  •
  The Committee received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with them matters relating to their independence; and

  •
  The Committee received information from management and the independent registered public accounting firm with respect to information technology consulting services relating to financial information systems design and implementation and other non-audit services provided by the Company's independent registered public accounting firm, and considered whether the provision of those services is compatible with maintaining the auditors' independence.

  •
  The individual Committee members and the Committee as a whole comply with the independence requirements set forth in applicable regulations.

Based upon its reviews and discussions with the independent registered public accounting firm and management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

E.M. Mahoney, Chair
W.W. Brittain
M.B. Esstman
R.L. Prince

Members of the Audit Committee

PROPOSAL NUMBER THREE

Approval of an Increase in Shares Available under the 2004 Equity Incentive Plan from 1,000,000 to 2,000,000

The Board of Directors recently approved an amendment to the Analysts International Corporation 2004 Equity Incentive Plan (the "2004 Plan"), subject to approval by the Company's shareholders. The amendment would increase the number of shares available for the granting of options under the 2004 Plan from 1,000,000 to 2,000,000. The Board believes that granting fairly-priced stock options and restricted stock awards to employees, officers, and directors is an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals' proprietary interest in the Company's success and enable the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the amendment to the 2004 Plan.

The affirmative vote of a majority of the shares of the Company's common stock represented and voting on this proposal at the 2006 Annual Meeting of Shareholders is required for approval of the amendment to the 2004 Plan.

Description of 2004 Equity Incentive Plan

A general description of the material features of the 2004 Plan follows, but this description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which may be obtained without charge upon request to Colleen M. Davenport, the Company's General Counsel.

        General.    Effective March 29, 2004, the Board adopted the 2004 Equity Incentive Plan. The 2004 Plan was approved by the Company's shareholders at the 2004 Annual Meeting. Under the 2004 Plan, the Board or the Compensation Committee may award nonqualified or incentive stock options (collectively referred to as an "Award" or "Awards") to those officers, directors, and employees (the "Participants") of the Company (including its subsidiaries and affiliates) whose performance, in the judgment of the Administrator, can have a significant effect on the success of the Company.

        Shares Available.    Assuming the shareholders approve the amendment to the 2004 Plan, the total number of shares of the Company's common stock available for grants of Awards to Participants directly or indirectly under the 2004 Plan shall be one million fifteen thousand (1,015,000) shares of common stock. If any Awards granted under the 2004 Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.

The total number of shares and the exercise price per share of common stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

        Administration and Types of Awards.    The 2004 Plan is administered by the Board or by a Committee of the Board of Directors (hereinafter referred to as the "Administrator"). Any committee appointed by the Board to administer the 2004 Plan shall consist of at least two "non-employee" directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934). The Administrator has broad powers to administer and interpret the 2004 Plan, including the authority: (i) to establish rules for the administration of the 2004 Plan; (ii) to select the Participants in the 2004 Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards. All determinations and interpretations of the Administrator are binding on all interested parties.

        Options.    Options granted under the 2004 Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("I.R.C.") or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying common stock on the date the incentive stock option is granted. Unless otherwise determined by the Administrator, the per share exercise price for nonqualified stock options granted under the 2004 Plan also will not be less than the fair market value of a share of the Company's common stock on the date the nonqualified stock option is granted.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Participants generally must pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock's then "fair market value" as defined in the 2004 Plan. Each incentive option granted under the 2004 Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The Administrator may also determine the effect that a Participant's termination of employment with the Company or a subsidiary may have on the exercisability of such option. The grants of stock options under the 2004 Plan are subject to the Administrator's discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

        Amendment.    The Board of Directors may terminate or amend the 2004 Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the 2004 Plan to materially increase the total number of shares of common stock available for issuance under the 2004 Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the 2004 Plan without the approval of the Company's shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

        Options.    "Nonqualified" stock options granted under the 2004 Plan are not intended to and do not qualify for favorable tax treatment available to "incentive" stock options under I.R.C. Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

"Incentive" stock options granted pursuant to the 2004 Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422. Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted. If the Participant has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements. If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's common stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

Plan Benefits

Plan Benefits.    The table below shows the total number of stock options and shares of restricted stock that have been received by the following individuals and groups under the 2004 Plan:

	Dollar Value ($)	Number of Units
Name and Position

Michael J. LaVelle Chairman	$386,000	100,000
Jeffrey P. Baker President and CEO	$2,066,500	750,000
John D. Bamberger Executive Vice President	0	0
Colleen M. Davenport Secretary and General Counsel	0	0
David J. Steichen Chief Financial Officer and Treasurer	0	0
Frederick W. Lang, Non-employee director	$58,230	18,000
Margaret A. Loftus, Non-employee director	$58,230	18,000
Edward M. Mahoney, Non-employee director	$58,230	18,000
Robb L. Prince, Non-employee director	$58,230	18,000
Krzysztof K. Burhardt, Non-employee director	$58,230	18,000
Willard W. Brittain, Non-employee director	$45,630	18,000
Michael B. Esstman, Non-employee director	$58,230	18,000
Executive Group	$2,452,500	850,000
Non-Executive Director Group(1)	$431,370	135,000
Non-Executive Officer Employee Group	0	0

(1)
Includes 9,000 options valued at $36,360 granted to a former director.

Vote Required

Under applicable Minnesota law, approval of the amendment to the 2004 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company's outstanding shares entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2004 PLAN.

Equity Compensation Plan Table

The following table provides information as of December 31, 2005 about the Company's equity compensation plans.

			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)

Equity compensation plans approved by security holders	2,261,461	$ 6.49	527,950
Equity compensation plans not approved by security holders(1)	87,320	$ 3.19	129,633

Totals	2,348,781	$ 6.36	657,583

(1)
In 2000, the Board of Directors adopted the Analysts International Corporation 2000 Nonqualified Stock Option Plan in conjunction with its acquisition of the remaining 19.9% of SequoiaNET.com. The Plan remains in effect until terminated by the Board. The Plan provided for 225,000 nonqualified options to be available for grant at no less than 85% of fair market value on the date of grant. No options have been granted at less than 100% of value on the date of grant. Options are exercisable pursuant to terms and conditions of stock option agreements established by the Administrator of the Plan. Options issued under this plan become exercisable over a two-year period with 50 percent vested immediately upon the grant, 25 percent vesting after 12 months and 25% vesting after 24 months.

Stock Performance Graph

The following graph compares the Company's five-year cumulative total return over the period beginning January 1, 2000 and ending December 31, 2005 as compared to the NASDAQ Index, the S&P 500 Index, and a peer group index selected by the Company. The total shareholder return assumes $100 invested at the beginning of the period in Analysts International Common Stock and in each of the foregoing indices. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2005

ASSUMES INITIAL INVESTMENT OF $100
*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

The peer group index reflects the stock performance of the following publicly traded companies in the Company's industry: American Management Systems, Computer Data Systems, Inc., Computer Horizons, Computer Sciences Corporation, Computer Task Group, and Keane Inc.

OTHER INFORMATION

Other Business

The three proposals that have been properly submitted for action by shareholders at the Annual Meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the Annual Meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

2006 Shareholder Proposals

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company by December 16, 2006, to be considered for inclusion in the Company's proxy statement and related proxy for the 2007 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2007 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 1, 2007, then management named in the Company's proxy form for the 2007 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy material.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the 1934 Act requires the Company's directors, and executive officers, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dated during fiscal 2004. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2005, all Form 3, Form 4 and Form 5 filing requirements were met except, Mr. Lang reported one transaction relating to the gift of an aggregate of 3,097 shares on a Form 5 that was not timely filed.

ANNUAL REPORT

A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2005, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF ANALYSTS INTERNATIONAL CORPORATION, 3601 WEST 76TH STREET, EDINA MN 55435. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 31, 2006, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

By the Order of the Board of Directors

Colleen M. Davenport Secretary

Whether or not you plan to attend the meeting, please fill in, date and sign the enclosed proxy exactly as your name appears thereon and mail it promptly in the enclosed envelope.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	CO123456789	12345

A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withhold		For	Withhold
	01 - B.A. Bonner	☐	☐	05 - M.J. LaVelle	☐	☐
	02 - W.W. Brittain	☐	☐	06 - M.A. Loftus	☐	☐
	03 - K.K. Burhardt	☐	☐	07 - R.L. Prince	☐	☐
	04 - M.B. Esstman	☐	☐
B Issues The Board of Directors recommends a vote FOR the following proposals.
		For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent registered public accounting firm for the year ending December 30, 2006.	☐	☐	☐
3.	Approval of an increase in shares available under the Analysts International Corp. 2004 Equity Incentive Plan from 1,000,000 to 2,000,000.	☐	☐	☐
4.	In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign your name exactly as it appears hereon. In the case of stock held in joint tenancy, all joint tenants must sign. Fiduciaries should indicate title and authority.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - Analysts International Corporation

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints M.J. LaVelle and C.M. Davenport or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Annual Meeting of Shareholders on May 25, 2006 and at all adjournments thereof, on the matters on the reverse side.

This Proxy will be voted as specified on the reverse side. If no specification is made, the Proxy will be voted in favor of the matters on the reverse side.

PLEASE COMPLETE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 25, 2006.
THANK YOU FOR VOTING

QuickLinks

TABLE OF CONTENTS
GENERAL INFORMATION
CORPORATE GOVERNANCE
PROPOSAL NUMBER ONE Election of Directors
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value
PROPOSAL NUMBER TWO Ratification of Appointment of Independent Registered Public Accounting Firm
PROPOSAL NUMBER THREE Approval of an Increase in Shares Available under the 2004 Equity Incentive Plan from 1,000,000 to 2,000,000
Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100 December 2005
OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
ANNUAL REPORT
FORM 10-K
PROXY CARD